Exhibit 10.80

LIVE VENTURES INCORPORATED

2014 OMNIBUS EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT made as of January 11, 2021 (the “Grant Date”), by and between Live Ventures Incorporated (the “Company”) and Michael J. Stein (the “Optionee”).

WITNESSETH:

WHEREAS, the Company has adopted and maintains the LiveDeal, Inc. 2014 Omnibus Equity Incentive Plan effective January 8, 2014 (the “Plan”), and

WHEREAS, the Committee has authorized the grant to the Optionee of an Option under the Plan, on the terms and conditions set forth in the Plan and as hereinafter provided,

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Optionee hereby agree as follows:

1.                  Plan. This Option award is made pursuant to the terms of the Plan which are incorporated herein by reference. Terms used in this Agreement which are defined in the Plan shall have the same meaning as set forth in the Plan.

2.                  Grant of Option. The Company hereby grants to the Optionee an option (the “Option”) to purchase:

(a)               Option A: 1,250 of the Company’s Ordinary Shares (“Shares”) for an Option price per Share equal to the Fair Market Value of the Shares at the close of trading on March 31, 2021;

(b)               Option B: 1,250 of the Company’s Shares for an Option price per Share equal to the Fair Market Value of the Shares at the close of trading on June 30, 2021;

(c)               Option C: 1,250 of the Company’s Shares for an Option price per Share equal to the Fair Market Value of the Shares at the close of trading on September 30, 2021; and

(d)               Option D: 1,250 of the Company’s Shares for an Option price per Share equal to the Fair Market Value of the Shares at the close of trading on December 31, 2021.

3.                  Exercise Period.

(a)               The Option shall be exercisable on or after vesting of the Option pursuant to the terms of the Plan and this Agreement.

(b)               All or any part of the Option may be exercised by the Optionee no later than the sixth (6th) anniversary of the Grant Date of the Option.

(c)               This Agreement and the Option shall terminate on the earlier of (i) the sixth (6th) anniversary of the Grant Date, or (ii) the date as of which the Option has been fully exercised.

4.                  Vesting. Except as provided below and subject to the Optionee’s continuation of service with the Company during the vesting period, the Option shall vest and become exercisable pursuant to the following schedule:

(a)               Option A: March 31, 2022;

(b)               Option B: June 30, 2022;

(c)               Option C: September 30, 202; and

(d)               Option D: December 31, 2022.

5.                  Termination of Service. In the event of the Optionee’s Termination of Service with the Company, the provisions of Article VI of the Plan shall control.

6.                  Change in Control. Notwithstanding the foregoing upon a Change of Control, the Option shall automatically become fully vested and exercisable as of the date of such Change of Control.

7.                  Restrictions on Transfer of Option. This Agreement and the Option shall not be transferable otherwise than by will or by the laws of descent and distribution and the Option shall be exercisable, during the Optionee’s lifetime, solely by the Optionee.

8.                  Exercise of Option.

(a)               The Option shall become exercisable at such time as shall be provided herein or in the Plan and shall be exercisable by written notice of such exercise, in the form prescribed by the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Shares for which the Option is being exercised.

(b)               Except as otherwise provided in Sections 8(c) and 8(d), Shares purchased pursuant to the Option shall be paid for in full at the time of such purchase in cash, in Shares, including Shares acquired pursuant to the Plan, or part in cash and part in Shares.  Shares transferred in payment of the Option price shall be valued as of the date of transfer based on their Fair Market Value.

(c)

The Option price may be paid, in whole or in part, by (i) an immediate market sale or margin loan as to all or a part of the Shares which the Optionee shall be entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the

Optionee of the Option price (or portion thereof to be so paid), (ii) the delivery of the Shares from the Company directly to a brokerage firm, and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company.

(d)  The Option price may be paid, in whole or in part, by reducing the number of Shares to be issued upon exercise of the Option by the number of Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise:

9.                  [Intentionally left blank.]

10.              Regulation by the Committee. This Agreement and the Option shall be subject to the administrative procedures and rules as the Committee shall adopt. All decisions of the Committee upon any question arising under the Plan or under this Agreement, shall be conclusive and binding upon the Optionee and any person or persons to whom any portion of the Option has been transferred by will, by the laws of descent and distribution.

11.              Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to Shares subject to the Option until certificates for Shares are issued to the Optionee.

12.              Reservation of Shares. With respect to the Option, the Company hereby agrees to at all times reserve for issuance and/or delivery upon payment by the Optionee of the Option price, such number of Shares as shall be required for issuance and/or delivery upon such payment pursuant to the Option.

13.              Delivery of Share Certificates. Within a reasonable time after the exercise of the Option the Company shall cause to be delivered to the Optionee, his or her legal representative or his or her beneficiary, a certificate for the Shares purchased pursuant to the exercise of the Option.

14.              Withholding. In the event the Optionee elects to exercise the Option (or any part thereof), the Company or an Affiliate shall be entitled to deduct and withhold the minimum amount necessary in connection with the issuance of Shares to the Optionee to satisfy its withholding obligations under any and all federal, state or local tax rules or regulations.

15.              Amendment. The Committee may amend this Agreement at any time and from time to time; provided, however, that no amendment of this Agreement that would materially and adversely impair the Optionee’s rights or entitlements with respect to the Option shall be effective without the prior written consent of the Optionee (unless such amendment is required in order to cause the Award hereunder to qualify as “performance-based” compensation within the meaning of Section 162(m) or be exempt from Code Section 409A, as interpreted by applicable authorities).

16.              Optionee Acknowledgment. Optionee acknowledges and agrees that the vesting of shares pursuant to this Option Agreement is earned only by continuing service with the Company. Optionee further acknowledges and agrees that nothing in the Agreement, nor in the Plan shall confer upon the Optionee any right to continue in the service of the Company, nor shall it interfere in any way with Optionee’s right or the Company’s right to terminate Optionee’s service at any time, with or without cause. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. By executing this Agreement, the Optionee hereby agrees to be bound by all of the terms of both the Plan and this Agreement.

Signature Page Follows

ATTEST: MICHAEL J. STEIN	LIVE VENTURES INCORPORATED

/s/ Michael J. Stein	/s/ Jon Isaac
By: Jon Isaac
Date: January 11, 2021	Its: President and CEO

Date: January 11, 2021

SAMPLE

NOTICE OF EXERCISE

Live Ventures Incorporated Compensation Committee	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock Option that I elect to purchase the number of Shares for the price set forth below.

Type of Option:	Non-Qualified Stock Option

Grant Date:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree (i) to execute or provide such additional documents as Live Ventures Incorporated (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s 2014 Omnibus Equity Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.

Very truly yours,

Michael J. Stein